Exhibit 15
Telvent acquires assets of Northern Lakes Data Corp.
An accurate, high-performance, end-to-end Electronic Toll Collection System
February 3, 2009 — Telvent (NASDAQ: TLVT), the IT company for a sustainable and secure world, and Northern Lakes Data Corp. (NLDC) announced today that it has signed an asset purchase agreement through which Telvent will acquire certain of the assets of NLDC, including its TollPro back office software. The terms of the acquisition were not disclosed.
The advanced TollPro application has seamless end-to-end integration of all back office functions, including customer service, violations processing, and business management. Purdue University has given the SR-91 customer service operations using the TollPro back office software suite the highest rating for Customer-Driven Quality.
The acquisition of NLDC’s back office will enable Telvent to offer its customers worldwide a complete, end-to-end electronic toll collection (ETC) solution, which combines the most highly accurate, independently audited, in-lane system of Telvent with the fully auditable NLDC back office. With this acquisition, Telvent reinforces its position as a leading supplier of ETC systems worldwide, helping to manage toll operations accurately throughout the enterprise while minimizing driver inconvenience.
NLDC has offered world-class, proven back office solutions, as well as consulting and systems integration services to the ETC industry in the USA and abroad since 1993. Notable projects in the United States include the E-470 Public Highway Authority, 91 Express Lanes in California, and the Pennsylvania Turnpike Commission. Around the world, NLDC has contributed to other significant projects like a state-of-the-art Open Road Tolling (ORT) project in the Middle East and the Citra Metro Manila Skyway and South Luzon Expressway in the Philippines.
According to Telvent’s Chairman and Chief Executive Officer, Manuel Sanchez, “This strategic acquisition allows us to offer our customers worldwide a turnkey ETC solution with high operating end-to-end performance and it is an investment that ensures compatibility with future applications”. Moreover, “congestion and sustainability issues are problems impacting the world globally. Nowadays, most greenhouse gas emissions occur at the lowest speeds and ETC permits vehicles to travel at free flow speeds, reducing delays and GHG emissions; thus, improving the quality of life and the health of our planet” Manuel Sanchez stated.
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About Telvent
Telvent (NASDAQ: TLVT) is a unique global company listed on the NASDAQ Stock Exchange and a component of the CleanTech IndexTM —the first, and only, stock market index of leading clean technology (“cleantech”) companies.
Telvent, the IT Company for a sustainable and secure world, specializes in high-value-added products, services and integrated solutions in the Energy, Transportation, Environmental and Public Administration industry segments, as well as Global Services. Its innovative technology and proven experience help ensure secure and efficient management of the operating and business processes of the world’s leading companies. (www.telvent.com)
Investor Relations Contact
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Email: barbara.zubiria@telvent.com
Lucia Domville
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     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are proceeded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Telvent’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Telvent’s Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 10, 2008, and updated, if applicable, on Telvent’s Quarterly Reports on Form 6-K for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the Securities and Exchange Commission on May 22, 2008, September 26, 2008 and December 8, 2008, respectively, and on Telvent’s Current Report on Form 6-K, filed with the Securities and Exchange Commission on December 4, 2008.

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